 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-290078
PROSPECTUS SUPPLEMENT
(To Prospectus dated January 28, 2026)
17,000,000 shares of common stock
Pre-funded warrants to purchase up to 5,807,018 shares of common stock
Common warrants to purchase up to 45,614,036 shares of common stock
We are offering 17,000,000 shares of our common stock, par value $0.0001 per share, pre-funded warrants (the “Pre-funded Warrants”) to purchase 5,807,018 shares of common stock, and accompanying common warrants to purchase up to 45,614,036 shares of our common stock (the “Common Warrants”) at a combined public offering price of $5.70 per share of common stock and accompanying two Common Warrants each to purchase a share of common stock and $5.6999 per Pre-funded Warrant and accompanying two Common Warrants each to purchase a share of common stock in a registered direct offering directly to the investor pursuant to this prospectus supplement and the accompanying prospectus and securities purchase agreement with such investor. The Common Warrants have an exercise price per share equal to $7.25, which is approximately 127.2% of the price per share of the common stock sold in the offering, are exercisable immediately, subject to certain limitations described herein, and will expire on January 31, 2033. We are also offering the shares of our common stock that are issuable from time to time upon exercise of the Common Warrants.
Each Pre-funded Warrant will be exercisable for one share of common stock at an exercise price of $0.0001 per share of common stock. The public offering price per Pre-funded Warrant and accompanying Common Warrants, is equal to the public offering price per share of common stock and accompanying Common Warrants less $0.0001. Each Pre-funded Warrant will be exercisable upon issuance and will expire when exercised in full. The shares of common stock or Pre-funded Warrants, as applicable, and the accompanying Common Warrants, can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance. There is no established public trading market for the Pre-funded Warrants or the Common Warrants, and we do not expect a market to develop. We do not intend to apply for listing of the Pre-funded Warrants or the Common Warrants on any securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the Pre-funded Warrants and the Common Warrants will be limited.
Our common stock is listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “SLDP.” On January 27, 2026, the closing price of our common stock, as reported on Nasdaq, was $5.19 per share.
We have engaged J.P. Morgan Securities LLC and A.G.P./Alliance Global Partners (collectively, the “placement agents”), as our exclusive placement agents in connection with this offering. We have agreed to pay the placement agent fees set forth in the table below. See “Plan of distribution” beginning on page S-29 of this prospectus supplement for more information.
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk factors” on page S-5 of this prospectus supplement and page 6 of the accompanying prospectus and in the documents that are incorporated herein by reference.
Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Per share and accompanying two warrants	Per pre-funded warrant and accompanying two warrants	Total
Offering price	$5.70	$5.6999	$129,999,421.90
Placement agent fees(1)	$0.342	$0.342	$7,799,965.31
Proceeds to Solid Power, Inc., before expenses	$5.358	$5.3579	$122,199,456.59
(1) We have agreed to pay the placement agents a fee equal to 6.0% of the of the gross proceeds received by us from the sale of shares of common stock and Pre-funded Warrants in this offering. See “Plan of distribution” beginning on page S-29 of this prospectus supplement for a description of the compensation payable to the placement agents.
We expect to deliver the securities against payment on or about January 29, 2026.

J.P. Morgan	A.G.P.
The date of this prospectus supplement is January 28, 2026.

Prospectus supplement
Prospectus

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About this prospectus supplement
This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process.
This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of shares of our common stock, Pre-funded Warrants and Common Warrants and shares of common stock underlying the Pre-funded Warrants and Common Warrants, and adds to and updates the information contained in the accompanying prospectus. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus, you should rely on the information in this prospectus supplement.
This prospectus supplement and the accompanying prospectus relate to the offering of our common stock, Pre-funded Warrants and Common Warrants and shares of common stock underlying the Pre-funded Warrants and Common Warrants. Before buying any of the securities that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference as described under the heading “Incorporation of certain information by reference” in this prospectus supplement and the accompanying prospectus and the information in any free writing prospectus that we may authorize for use in connection with this offering. These documents contain important information that you should consider when making your investment decision.
This prospectus supplement describes the specific terms of the offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date (e.g., a document incorporated by reference in this prospectus supplement) the statement in the document having the later date modifies or supersedes the earlier statement.
You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and our placement agents have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and our placement agents are not, making an offer to sell or soliciting an offer to buy our common stock, Pre-funded Warrants and Common Warrants and shares of common stock underlying the Pre-funded Warrants and Common Warrants in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we may authorize for use in connection with this offering is accurate only as of the date of those respective documents. Our business, financial condition, results of operations, and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we may authorize for use in connection with this offering in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement and the accompanying prospectus entitled “Where you can find additional information” and “Incorporation of certain information by reference.”

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We further note that the representations, warranties, and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty, or covenant to you. Moreover, such representations, warranties, or covenants were accurate only as of the date when made. Accordingly, such representations, warranties, and covenants should not be relied on as accurately representing the current state of our affairs.
Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement to “Solid Power,” “we,” “us,” the “Company,” and “our” refer to Solid Power, Inc. (f/k/a Decarbonization Plus Acquisition Corporation III) and its consolidated subsidiaries.
Market and industry data
We obtained the industry and market data used throughout this prospectus supplement, the accompanying prospectus, or any documents incorporated by reference from our own internal estimates and research, as well as from independent market research, industry and general publications and surveys, governmental agencies, publicly available information, and research, surveys, and studies conducted by third parties. Internal estimates are derived from publicly available information released by industry analysts and third-party sources, our internal research, and our industry experience and are based on assumptions made by us based on such data and our knowledge of our industry and market, which we believe to be reasonable. In some cases, we do not expressly refer to the sources from which this data is derived. In addition, while we believe the industry and market data included in this prospectus supplement, the accompanying prospectus, or any documents incorporated by reference is reliable and based on reasonable assumptions, such data involve material risks and other uncertainties and is subject to change based on various factors, including those described in “Part I, Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and in “Part II, Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2025, as such descriptions may be updated or amended in future filings we make with the SEC. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties or by us.
Trademarks
Our logo and trademark appearing in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference are our property. This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference contain references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus supplement and the accompanying prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks, or service marks to imply a relationship with, or endorsement or sponsorship of it by, any other companies.

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Prospectus summary
This summary highlights certain information about us, this offering, and selected information contained elsewhere in or incorporated by reference in this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference in this prospectus supplement and the accompanying prospectus, and the information included in any free writing prospectus that we have authorized for use in connection with this offering, including the information under the heading “Risk factors” in this prospectus supplement on page S-5 and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.
Company overview
Solid Power is a U.S.-based leader in solid-state battery technology and manufacturing processes. Our core technology is a sulfide-based solid electrolyte material, which replaces the liquid or gel electrolyte used in traditional lithium-ion battery cells. We believe our electrolyte technology has the potential to enable a step-change improvement in battery cell performance beyond what is currently achievable in conventional lithium-ion battery cells, including improved energy density, battery life, and safety performance. We are currently targeting the battery electric vehicle market due to the size and perceived demand for next generation battery technology but believe our technologies can have a broader application as they mature.
Company information
We were incorporated in Delaware in January 2021 as a blank check company under the name Decarbonization Plus Acquisition Corporation III. In connection with our business combination in December 8, 2021, we changed our name to Solid Power, Inc.
Our principal executive offices are located at 486 S. Pierce Avenue, Suite E, Louisville, Colorado 80027, and our telephone number is (303) 219-0720. Our website is https://www.solidpowerbattery.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus. You should not rely on any such information in making your investment decision. For additional information, see “Incorporation of certain information by reference” and “Where you can find additional information.”

The offering
Common stock offered by us
17,000,000 shares of our common stock.
Pre-funded Warrants offered by us
Pre-funded Warrants to purchase up to 5,807,018 shares of common stock. Each Pre-funded Warrant will be exercisable for one share of our common stock. The purchase price of each Pre-funded Warrant will equal the price per share at which the shares of common stock are being sold to the public in this offering, minus $0.0001, and the exercise price of each Pre-funded Warrant will be $0.0001 per share. This offering also relates to the shares of common stock issuable upon exercise of any Pre-funded Warrants sold in this offering. The exercise price and number of shares of common stock issuable upon exercise will be subject to certain further adjustments as described herein. See “Description of securities offered” on page S-14 of this prospectus supplement.
Each Pre-funded Warrant is exercisable for one share of our common stock (subject to adjustment as provided therein) at any time at the option of the holder, provided that the holder will be prohibited from exercising its Pre-funded Warrant for shares of our common stock if, as a result of such exercise, the holder, together with its affiliates, would own more than 9.99% of the total number of shares of our common stock then issued and outstanding. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase or decrease in such percentage shall not be effective until the 61st day after such notice to us.
Common Warrants offered by us
Common Warrants to purchase an aggregate of up to 45,614,036 shares of our common stock. Each share of our common stock and each Pre-funded Warrant to purchase one share of our common stock is being sold together with accompanying two Common Warrants each to purchase a share of our common stock. Each Common Warrant has an exercise price per share equal to $7.25, which is approximately 127.2% of the price per share of the common stock sold in the offering, is immediately exercisable and will expire on January 31, 2033. The shares of common stock or the Pre-funded Warrants, as the case may be, and the accompanying Common Warrants, can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance. This offering also relates to the offering of the shares of common stock issuable upon exercise of the Common Warrants. See “Description of securities offered” on page S-14 of this prospectus supplement.
Each Common Warrant is exercisable for one share of our common stock (subject to adjustment as provided therein) at any time at the option of the holder, provided that the holder will be prohibited from exercising its Common Warrant for shares of our common stock if, as a result of such exercise, the holder, together with its affiliates, would own more than 9.99% of the total number of shares of our common stock then issued and outstanding. However, any holder may decrease or increase such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice to us.
Common stock to be outstanding immediately after this offering
207,209,602 shares.
Use of proceeds
We estimate that our net proceeds from this offering will be approximately $121.4 million, after deducting estimated offering expenses payable by us.
We intend to use the net proceeds we receive from this offering, together with cash, cash equivalents and available-for-sale securities comprising approximately $336.5 million (unaudited) of total liquidity as of December 31, 2025, for working capital and general corporate purposes. See “Use of proceeds” for additional information.
Risk factors
See “Risk factors” beginning on page S-5 of this prospectus supplement and other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors that you should carefully consider before deciding to invest in our securities.
Market symbol and trading
Our common stock is listed on Nasdaq under the symbol “SLDP”. There is no established trading market for the Common Warrants or the Pre-funded Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Common Warrants or Pre-funded Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Common Warrants and Pre-funded Warrants will be limited.
The number of shares of our common stock that will be outstanding immediately after this offering as shown above is based on 190,209,602 shares outstanding as of September 30, 2025 and excludes the following in each case as of such date:
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19,333,303 shares of common stock issuable upon the exercise of outstanding warrants to purchase shares of common stock with a weighted-average exercise price of $11.50 per share;

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12,788,610 shares of common stock issuable upon the vesting of outstanding restricted stock units;

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13,128,208 shares of common stock issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $2.27 per share;

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38,349,194 shares of common stock reserved for future issuance under the Solid Power, Inc. 2021 Equity Incentive Plan; and

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4,608,600 shares of common stock reserved for future issuance under the Solid Power, Inc. 2021 Employee Stock Purchase Plan.

As of December 31, 2025, we had cash, cash equivalents and available-for-sale securities comprising approximately $336.5 million (unaudited) of total liquidity and approximately 201.2 million shares of common stock outstanding.
Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of outstanding stock options or settlement of unvested restricted stock units after September 30, 2025, and no exercise of the Pre-funded Warrants or the Common Warrants offered and sold in this offering, and excludes 9,551,236 shares of our common stock sold pursuant to the Equity Distribution Agreement, dated September 5, 2025, with Oppenheimer & Co. Inc. (the “Equity Distribution Agreement”) in “at the market” offerings subsequent to September 30, 2025.

Risk factors
An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks described below and those discussed under the section titled “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2025, as updated by our reports and documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Each of the risk factors could adversely affect our business, results of operations, financial condition, and cash flows as well as the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. Please also read carefully “Cautionary note regarding forward-looking statements.”
Risks related to this offering
You will experience immediate and substantial dilution.
Based on an estimated public offering price of $5.70 per share, and a net tangible book value of $379.4 million, or approximately $1.99 per share of common stock, as of September 30, 2025, if you purchase securities in this offering, you will experience a decrease of $3.28 per share, representing the difference between the public offering price per share of common stock and accompanying two Common Warrants each to purchase a share of common stock and the pro forma net tangible book value of the common stock you purchase. The exercise of outstanding stock options and warrants, including those sold in this offering, will, however, result in dilution of your investment. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.
We have broad discretion in the use of our existing cash, cash equivalents, and marketable securities and the net proceeds from this offering and may not use them effectively.
Our management will have broad discretion in the application of our existing cash, cash equivalents, and marketable securities and the net proceeds from this offering, including for any of the purposes described in the section titled “Use of proceeds,” and you will not have the opportunity as part of your investment decision to assess whether such proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of our existing cash, cash equivalents, and marketable securities and the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our existing cash, cash equivalents, and marketable securities and the net proceeds from this offering in ways that ultimately increase the value of your investment. The failure by our management to apply these funds effectively could harm our business. Pending the use of our existing cash, cash equivalents, and marketable securities, we may invest the net proceeds from this offering in short-term, long-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.
You may experience future dilution as a result of future equity offerings.
In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by the investor in this offering, and the investor purchasing shares or other securities in the future could have rights superior to those of existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by the investor in this offering.

The price of our common stock may be volatile, and holders of our common stock could lose a significant portion of their investment if the price of our common stock declines.
The price of shares of our common stock may be highly volatile and could be subject to wide fluctuations. In addition, the trading volume in our shares of common stock may fluctuate and cause significant price variations to occur. There can be no assurance that the price of our shares of common stock will not fluctuate or decline significantly in the future. Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our shares of common stock include:
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actual or perceived delays or failures in accomplishing our development objectives;

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our inability to successfully develop our electrolyte for commercialization or attract or maintain customers;

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actual or anticipated fluctuations in our future prospects or revenue;

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strategic actions taken by us or our competitors, including with respect to partnerships and collaborations;

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capital commitments;

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changes in market valuations of similar companies;

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additions or departures of management personnel;

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actions by institutional shareholders, including large block sales at a discount;

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speculation in the press or investment community;

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regulatory changes affecting our industry generally or our business;

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general market and economic conditions; and

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future sales of our shares of common stock or securities convertible into, or exchangeable or exercisable for, our shares of common stock.

In addition, the stock market in general has experienced extreme price and volume fluctuations that may be unrelated or disproportionate to the operating performance of companies like us. These broad market and industry factors may materially reduce the market price of our common stock, regardless of our operating performance.
Sales of a substantial number of shares of our common stock in the public market after this offering could cause our stock price to fall.
Sales of a substantial number of shares of our common stock in the public market or the perception that these sales might occur could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our common stock. In addition, the sale of substantial amounts of our common stock could adversely impact the price of our common stock. As of December 31, 2025, approximately 201.2 million shares of our common stock were outstanding. The sale, or the availability for sale, of a large number of shares of our common stock in the public market could cause the price of our common stock to decline.
Because we do not anticipate paying any cash dividends on our capital stock for the foreseeable future, capital appreciation, if any, of our common stock will be the source of gain associated with investment in our common stock.
We have not declared or paid cash dividends on our capital stock to date and do not anticipate paying any cash dividends on shares of our common stock in the foreseeable future. We intend to retain any future earnings to finance the growth and development of our business. In addition, the terms of any future financing agreements may restrict our ability to pay dividends. As a result, capital appreciation, if any, of our common stock will be the sole source of gain associated with investment in our common stock for the foreseeable future.

The sale of our common stock in this offering, including any shares issuable upon exercise of any Pre-funded Warrants or Common Warrants, and any future sales of our common stock, or the perception that such sales could occur, may depress our stock price and our ability to raise funds in new stock offerings.
We may from time to time issue additional shares of common stock at a discount from the current trading price of our common stock, including under the Equity Distribution Agreement. As a result, our stockholders would experience immediate dilution upon the purchase of any shares of our common stock sold at such discount. In addition, we may enter into financing or similar arrangements in the future, including the issuance of debt securities, preferred stock, or common stock.
Sales of shares of our common stock in this offering, including any shares issuable upon exercise of any Pre-funded Warrants or Common Warrants issued in this offering , or the perception that such sales could occur, may lower the market price of our common stock and may make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable, or at all.
There is no public market for the Pre-funded Warrants or Common Warrants being offered in this offering.
There is no established public trading market for the Pre-funded Warrants or Common Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-funded Warrants or Common Warrants on any securities exchange or nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the Pre-funded Warrants and the Common Warrants will be limited.
We may not receive any additional funds upon the exercise of the Pre-funded Warrants or Common Warrants.
Under certain circumstances, the Pre-funded Warrants and the Common Warrants may be exercised by way of a cashless exercise, meaning that the holder may not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of shares of our common stock determined according to the formulas set forth in the Pre-funded Warrants and Common Warrants. Accordingly, we may not receive any additional funds upon the exercise of the Pre-funded Warrants or the Common Warrants.
Each Pre-funded Warrant and Common Warrant may be exercised by way of a cashless exercise if at the time of exercise thereof there is no effective registration statement registering, or the prospectus contained therein is not available for, the issuance of the shares of common stock acquired upon exercise of the Pre-funded Warrants or Common Warrants by the holder. In addition, if we make a cashless election in respect of the Pre-funded Warrants or the Common Warrants, holders will only be entitled to exercise on a cashless basis during the six-month period following the effective date of our election. Further, if not fully exercised prior to their expiration on January 31, 2033, the Common Warrants will be exercised automatically, on a cashless basis, if in the money on January 31, 2033.
Significant holders or beneficial holders of our common stock may not be permitted to exercise Pre-funded Warrants or Common Warrants that they hold.
A holder of Pre-funded Warrants will not be entitled to exercise any portion of any Pre-funded Warrant which, upon giving effect to such exercise, would cause the aggregate number of shares of our common stock beneficially owned by the holder (together with its affiliates) to exceed 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-funded Warrants. Such percentage may be increased or decreased by written notice by the holder of the Pre-funded Warrants to any other percentage not in excess of 9.99%. Such increase or decrease will not be effective until the 61st day after such notice is delivered to us. Similarly, a holder of a Common Warrant will not be entitled to exercise any portion of any Common Warrants which, upon giving effect to such exercise, would cause the aggregate number of shares of our common stock beneficially owned by the holder (together with its affiliates) to exceed 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise. Such percentage may be increased or decreased by written notice by the holder of the Common Warrants to any other percentage not in excess of 9.99%. Such increase or decrease will not be effective until the 61st day after such notice is delivered to us. As a result, you may not be able to exercise your Pre-funded Warrants or Common Warrants for shares of our common stock at a time when it would be financially beneficial for you to do so. In such circumstance you could seek to sell your Pre-funded Warrants or Common Warrants to realize value, but you may be unable to do so in the absence of an established trading market for the Pre-funded Warrants or Common Warrants.
The Common Warrants being offered may not ever be in the money, and they may expire worthless.
The Common Warrants being offered by us in this offering have an exercise price of $7.25 per share of common stock, subject to certain adjustments, and expire on January 31, 2033, upon which date such Common Warrants will have no further value. There can be no assurance that the Common Warrants will ever be in the money prior to their expiration, and as such, the Common Warrants may expire worthless.
Holders of Pre-funded Warrants and Common Warrants purchased in this offering will have no rights as common stockholders until such holders exercise their Pre-funded Warrants or Common Warrants and acquire our common stock.
Until holders of Pre-funded Warrants or Common Warrants acquire shares of our common stock upon exercise of such warrants, holders of Pre-funded Warrants and Common Warrants will have no rights with respect to the shares of our common stock underlying such Pre-funded Warrants and Common Warrants. Upon exercise of the Pre-funded Warrants and Common Warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.
In certain circumstances, we may be required to settle the value of the Common Warrants in cash.
If we enter into a “fundamental transaction” (as described in the Common Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our shares of common stock) at any time while the Common Warrants are outstanding, then a Common Warrant holder will have the right to receive alternative consideration for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such transaction. Such alternate consideration would include (i) the number of shares of common stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and (ii) any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of common stock for which the Common Warrant is exercisable immediately prior to such event. In addition, we or the successor or acquiring corporation may be required, at the option of each holder of Common Warrants exercisable for 30 days following completion of the fundamental transaction, to purchase the Common Warrants for an amount of cash equal to the Black Scholes value of the unexercised Common Warrants on the date of consummation of the transaction.

Cautionary note regarding forward-looking statements
This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995, as amended, that involve risks and uncertainties. We have based these forward-looking statements on our current expectations and projections about future events. All statements, other than statements of present or historical fact included in this prospectus supplement, regarding our future financial performance, strategy, expansion plans, including plans related to the expansion of our electrolyte production capabilities, market opportunity, operations, and operating results; estimated revenues or losses; projected costs; future prospects; and plans and objectives of management are forward-looking statements.
In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “will,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “project,” or the negative of such terms or other similar expressions. These forward-looking statements are subject to known and unknown risks, uncertainties, and assumptions about us that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus supplement. We caution you that the forward-looking statements contained herein are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control.
In addition, we caution you that the forward-looking statements are subject to the following factors:
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risks relating to the uncertainty of the success of our research and development efforts, including our ability to achieve the technological objectives or results that our partners require and our ability to commercialize our technology in advance of competing technologies and our competitors;

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risks relating to our status as a research and development stage company with a history of financial losses with an expectation of incurring significant expenses and continuing losses for the foreseeable future, including execution of our business plan and the timing of expected business milestones;

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risks relating to the non-exclusive nature of our partnerships, our ability to secure new business relationships, and our ability to manage these relationships;

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our ability to negotiate and execute commercial agreements with our partners and customers on commercially reasonable terms;

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broad market adoption of electric vehicles and other technologies where we are able to deploy our technology, if developed successfully;

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our success attracting and retaining our executive officers, key employees, and other qualified personnel;

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our ability to protect and maintain our intellectual property, including intellectual property licensed from third parties, including in jurisdictions outside of the United States;

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our ability to secure government contracts and grants, changes in government priorities with respect to our government contracts and grants or government funding reductions or delays, and the availability of government subsidies and economic incentives;

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delays in the construction and operation of facilities that meet our short-term research and development and long-term electrolyte production requirements;

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changes in applicable laws or regulations;

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risks relating to (and potential liabilities resulting from) our information technology infrastructure and data security incidents, threats, breaches or attacks; and

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risks relating to other economic, business, or competitive factors in the United States and other jurisdictions, including supply chain interruptions and changes in market conditions, and our ability to manage these risks and uncertainties.

We caution you that the foregoing list does not contain all of the risks or uncertainties that could affect us.
You should not rely upon forward-looking statements as predictions of future events. Forward-looking statements are based primarily on our current expectations and projections about future events and trends that we believe may affect our business, operating results, financial condition, and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors, including those described in “Part I, Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, in “Part II, Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2025, and in this prospectus supplement and the accompanying prospectus, as such descriptions may be updated or amended in future filings we make with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on these forward-looking statements. We cannot assure you that the results, events, and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements.
Neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Moreover, the forward-looking statements speak only as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this prospectus supplement or to reflect new information or the occurrence of unanticipated events, except as required by law. You should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make.

Use of proceeds
We estimate that the net proceeds from this offering will be approximately $121.4 million, after deducting estimated placement agent fees and estimated offering expenses payable by us. This estimate is based on an aggregate of 17,000,000 shares of our common stock and Pre-funded Warrants to purchase 5,807,018 shares of our common stock being sold at a public offering price of $5.70 per share and accompanying two Common Warrants each to purchase a share of our common stock and $5.6999 per Pre-funded Warrant and accompanying two Common Warrants each to purchase a share of our common stock. This estimate excludes the proceeds, if any, from the exercise of Pre-funded Warrants and Common Warrants sold in this offering.
We currently intend to use the net proceeds from this offering, together with cash, cash equivalents and available-for-sale securities comprising approximately $336.5 million (unaudited) of total liquidity as of December 31, 2025, for working capital and general corporate purposes.
The amounts and timing of our use of the net proceeds from this offering, if any, will depend on a number of factors, such as the scope, progress, costs, and results of our research and development and commercialization efforts as well as the progress, costs, and results of our partnerships and collaborations or any partnerships and collaborations that we may enter into in the future. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds, if any, to us from this offering. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short-term, interest-bearing instruments.

Dividend policy
We have not paid dividends on our capital stock to date and do not anticipate paying any cash dividends on shares of our common stock in the foreseeable future. We currently intend to retain our future earnings, if any, to finance the development and growth of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our Board of Directors (the “Board”) after considering our financial condition, results of operations, capital requirements, business prospects, and other factors the Board deems relevant, subject to the restrictions contained in any future financing instruments.

Dilution
Our net tangible book value as of September 30, 2025 was approximately $379.4 million, or approximately $1.99 per share of common stock. Net tangible book value per share represents the amount of total tangible assets (total assets less intangible assets) less total liabilities, divided by the number of shares of our common stock outstanding as of September 30, 2025.
Net tangible book value dilution per share to the investor participating in this offering represents the difference between the effective public offering price per share paid by purchaser of securities in this offering and the pro forma as adjusted net tangible book value per share of our common stock immediately after this offering. After giving effect to the sale of (i) shares of our common stock and accompanying two Common Warrants to purchase a share of our common stock in this offering at a public offering price of $5.70 per share and accompanying Common Warrants, and (ii) Pre-funded Warrants to purchase shares of our common stock and accompanying two Common Warrants to purchase a share of our common stock in this offering at a public offering price of $5.6999 per Pre-funded Warrant and accompanying two Common Warrants, and after deducting estimated placement agent fees and commissions and offering expenses payable by us, our pro forma as adjusted net tangible book value as of September 30, 2025 would have been approximately $500.8 million, or $2.42 per share. This represents an immediate increase in net tangible book value of $0.43 per share to existing stockholders and immediate decrease of $3.28 per share to the investor purchasing our common stock in this offering at the public offering price. The following table illustrates this dilution on a per share basis:
Public offering price per share and accompanying two Common Warrants		$5.70
Historical net tangible book value per share as of September 30, 2025	$1.99
Increase in pro forma net tangible book value per share attributable to this offering	$0.43
Pro forma as adjusted net tangible book value per share after giving effect to this offering		$2.42
Decrease in net tangible book value per share to the investor participating in this offering		$3.28
The discussion and table above assumes no exercise of Common Warrants or Pre-funded Warrants sold in this offering.
The information above and in the foregoing table is based on 190,209,602 shares of our common stock outstanding as of September 30, 2025 and excludes the following in each case as of such date:
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19,333,303 shares of common stock issuable upon the exercise of outstanding warrants to purchase shares of common stock with a weighted-average exercise price of $11.50 per share;

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12,788,610 shares of common stock issuable upon the vesting of outstanding restricted stock units;

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13,128,208 shares of common stock issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $2.27 per share;

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38,349,194 shares of common stock reserved for future issuance under the Solid Power, Inc. 2021 Equity Incentive Plan; and

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4,608,600 shares of common stock reserved for future issuance under the Solid Power, Inc. 2021 Employee Stock Purchase Plan.

To the extent that outstanding options as of September 30, 2025 have been or may be exercised, unvested restricted stock units have settled or other shares issued, and as a result of the sale of 9,551,236 shares of our common stock pursuant to the Equity Distribution Agreement in “at the market” offerings subsequent to September 30, 2025, the investor purchasing our securities in this offering may experience dilution. To the extent that Pre-funded Warrants and/or Common Warrants purchased in this offering may be exercised, the investor purchasing our securities in this offering have experienced or may experience dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

Description of securities offered
We are offering 17,000,000 shares of our common stock, Pre-funded Warrants to purchase 5,807,018 shares of our common stock and Common Warrants to purchase 45,614,036 shares of our common stock. We are also registering the shares of common stock issuable from time to time upon exercise of the Pre-funded Warrants and Common Warrants offered hereby.
Common stock
The material terms and provisions of our common stock and each other class of our securities which qualifies or limits our common stock are described in the section entitled “Description of Capital Stock” beginning on page 8 of the accompanying prospectus and the Description of Securities included as Exhibit 4.6 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 28, 2025.
Pre-funded warrants
The following summary of certain terms and provisions of Pre-funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-funded Warrant, the form of which will be filed as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. You should carefully review the terms and provisions of the form of Pre-funded Warrant for a complete description of the terms and conditions of the Pre-funded Warrants.
Pre-funded warrants will be issued in certificated form only.
Duration and exercise price
Each Pre-funded Warrant offered hereby will have an initial exercise price per share equal to $0.0001. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.
Exercisability
The Pre-funded Warrants will be exercisable upon issuance, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Pre-funded Warrant to the extent that the holder would own more than 9.99% of the outstanding shares of common stock immediately after exercise, except that upon at least 61 days’ written prior notice from the holder to us, the holder may increase or decrease the amount of ownership of outstanding shares of common stock after exercising the holder’s Pre-funded Warrants up to 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-funded Warrants. No fractional shares of common stock will be issued in connection with the exercise of a Pre-funded Warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.
Cashless exercise
If, at the time a holder exercises its warrants a registration statement registering the issuance of the shares of common stock underlying such warrants under the Securities Act is not then effective or available for the issuance of such shares, or the prospectus contained therein is not available for the issuance of such shares, or we have made a cashless election exercise pursuant to the terms of the Pre-funded Warrants, then in lieu of making the cash payment to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Pre-funded Warrant. We may make a cashless election on each six-month anniversary of the initial issuance date of the Pre-funded Warrants and upon at least 15 days’ prior notice to the holders to permit exercise of the Pre-funded Warrants only in a cashless exercise during the six-month period commencing on the applicable anniversary date.
Fundamental transactions
In the event of any “fundamental transaction”, as defined below, then upon any subsequent exercise of a Pre-funded Warrant, the holder will have the right to receive as alternative consideration, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of common stock for which the Pre-funded Warrant is exercisable immediately prior to such event.
Under the terms of the Pre-funded Warrants and the Common Warrants (as described below), each of the following would constitute a “fundamental transaction,” (i) we, directly or indirectly, in one or more related transactions effect any merger or consolidation of us with or into another person, (ii) we (or any of our subsidiaries), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of our consolidated assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by us or another person) is completed pursuant to which holders of our common stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of more than 50% of our outstanding common stock or more than 50% of the outstanding voting power of our common equity, (iv) we, directly or indirectly, in one or more related transactions effect any reclassification, reorganization or recapitalization of our common stock or any compulsory share exchange pursuant to which our common stock is effectively converted into or exchanged for other securities, cash or property or (v) we, directly or indirectly, in one or more related transactions consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another person or group of persons whereby such other person or group acquires more than 50% of the outstanding shares of our common stock or more than 50% of the outstanding voting power of our common equity.
Transferability
Subject to applicable laws, the pre-funded warrants may be offered for sale, sold, transferred, or assigned without our consent. The ownership of the Pre-funded Warrants and any transfers of the Pre-funded Warrants will be registered in a warrant register maintained by the warrant agent. We will initially act as warrant agent.
Exchange listing
There is no established trading market for the Pre-funded Warrants. We do not intend to list the Pre-funded Warrants on any securities exchange or nationally recognized trading system.
Right as a stockholder
Except as otherwise provided in the Pre-funded Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Pre-funded Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until such Pre-funded Warrant holders exercise their Pre-funded Warrants.
Common warrants
The following is a summary of the material terms and provisions of the Common Warrants that are being offered hereby. This summary is subject to and qualified in its entirety by the form of warrant, which will be filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. You should carefully review the terms and provisions of the form of warrant for a complete description of the terms and conditions of the Common Warrants.
Common Warrants will be issued in certificated form only.
Duration and Exercise Price. The Common Warrants offered hereby will have an exercise price of $7.25 per share and will expire on January 31, 2033. The exercise price and number of shares of common stock issuable upon exercise of the Common Warrants are subject to adjustment in the event of stock dividends, stock splits, reorganizations, or similar events affecting our common stock.
Exercisability. The Common Warrants will be exercisable upon issuance, at the option of each holder, in whole or in part, by delivering a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below).
Exercise Limitations. A holder (together with its affiliates) may not exercise any portion of such holder’s Common Warrant to the extent that the holder would own more than 9.99% of the outstanding shares of common stock immediately after exercise, except that upon at least 61 days’ written prior notice from the holder to us, the holder may increase or decrease the amount of ownership of outstanding shares of common stock after exercising the holder’s Common Warrant up to 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrant. No fractional shares of common stock will be issued in connection with the exercise of a Common Warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.
Cashless Exercise. If, at the time a holder exercises its Common Warrants a registration statement registering the issuance of the shares of common stock underlying such Common Warrants under the Securities Act is not then effective or available for the issuance of such shares, or the prospectus contained therein is not available for the issuance of such shares, or we have made a cashless exercise election pursuant to the term of the Common Warrants, then in lieu of making the cash payment to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the warrant. We may make a cashless election on each six-month anniversary of the initial issuance date of the Common Warrants and upon at least 15 days’ prior notice to the holders to permit exercise of the Common Warrants only in a cashless exercise during the six-month period commencing on the applicable anniversary date. Upon the expiration date of the Common Warrants, any exercisable Common Warrants will be automatically exercised via a cashless exercise.
Transferability. Subject to applicable laws, the Common Warrants may be offered for sale, sold, transferred, or assigned without our consent. The ownership of the Common Warrants and any transfers of the Common Warrants will be registered in a warrant register maintained by the warrant agent. We will initially act as warrant agent.
Trading Market. There is no established trading market for any of the Common Warrants, and we do not expect a market to develop. We do not intend to apply for a listing for any of the Common Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Common Warrants will be limited.
Rights as a Shareholder. Except as otherwise provided in the Common Warrants or by virtue of the holders’ ownership of shares of our common stock, the holders of Common Warrants do not have the rights or privileges of the holders of our common stock, including any voting rights, until such warrant holders exercise their Common Warrants.
Fundamental Transaction. If a “fundamental transaction” (as defined above) occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Common Warrants with the same effect as if such successor entity had been named in the warrant itself. If holders of our common shares are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the warrant following such fundamental transaction. Additionally, as more fully described in the form of warrant, in the event of a fundamental transaction, we or the successor or acquiring corporation may be required, at the option of each holder of Common Warrants exercisable for 30 days following completion of the fundamental transaction, to purchase the Common Warrants for an amount of cash equal to the Black Scholes Value (as defined below) of the unexercised Common Warrants on the date of consummation of the transaction.
“Black Scholes Value” means the value of a Common Warrant based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day of consummation of the applicable fundamental transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable contemplated fundamental transaction and the termination date of the warrant, (B) an expected volatility equal to the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the trading day immediately following the public announcement of the applicable contemplated fundamental transaction; provided that in no event shall the expected volatility used for calculating Black Scholes Value exceed 80%, (C) the underlying price per share used in such calculation shall be the greater of (i) the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such fundamental transaction and (ii) the highest VWAP during the five trading days immediately prior to the consummation of such fundamental transaction and (D) a remaining option time equal to the time between the date of the public announcement of the applicable contemplated fundamental transaction and the termination date of the Common Warrant and (E) a zero cost of borrow.

Certain United States federal income tax considerations
The following is a summary of certain material United States federal income tax consequences relating to the acquisition, ownership and disposition of our common stock acquired pursuant to this offering, the acquisition, ownership, exercise, and disposition (and, in the case of the Common Warrants, expiration) of Pre-funded Warrants or Common Warrants (together, “Warrants”) acquired pursuant to this offering, and the acquisition, ownership and disposition of shares of common stock acquired upon exercise of the Warrants (the “Warrant Shares”), but does not purport to be a complete analysis of all the potential tax considerations relating thereto.
Scope of this Summary
This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential United States federal income tax consequences related to the acquisition, ownership and disposition of shares of common stock, Warrants or Warrant Shares, or the exercise (and, in the case of the Common Warrants, expiration) of Warrants. Except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. In addition, this summary does not take into account the individual facts and circumstances of any particular holder that may affect the United States federal income tax consequences to such holder. Accordingly, this summary is not intended to be, and should not be construed as, legal or United States federal income tax advice with respect to any particular holder. This summary does not address the tax considerations arising under the laws of any state, local or non-U.S. jurisdiction, or under United States federal gift and estate tax laws. This summary also does not address all aspects of United States federal income taxation, such as United States alternative minimum tax and the additional tax on net investment income. Each holder should consult its own tax advisors regarding the United States federal, state, local, and non-U.S. tax consequences related to the acquisition, ownership and disposition of shares of common stock, Warrants or Warrant Shares, and the exercise (and, in the case of the Common Warrants, expiration) of Warrants.
We have not sought any ruling from the Internal Revenue Service (“IRS”) with respect to the statements made and the conclusions reached in the following summary. This summary is not binding on the IRS, and there can be no assurance that the IRS will agree with such statements and conclusions.
Authorities
This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder (“Treasury Regulations”), and administrative rulings and judicial decisions, all as in effect on the date hereof. These authorities may be changed, possibly retroactively, so as to result in United States federal income tax consequences different from those set forth below. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive basis.
U.S. Holder Defined
For purposes of this discussion, a “U.S. holder” is a beneficial owner of our common stock, Warrants or Warrant Shares, as applicable, in each case as acquired pursuant to this offering (or, in the case of Warrant Shares, pursuant to the exercise of Warrants acquired pursuant to this offering), that is, for United States federal income tax purposes:
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an individual citizen or resident of the United States;

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a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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an estate whose income is subject to United States federal income tax regardless of its source; or

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a trust (x) whose administration is subject to the primary supervision of a United States court and which has one or more United States persons (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (y) which has made an election to be treated as a United States person.

Non-U.S. Holder Defined
For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our common stock, Warrants or Warrant Shares, as applicable, in each case as acquired pursuant to this offering (or, in the case of Warrant Shares, pursuant to the exercise of Warrants acquired pursuant to this offering), that is neither a U.S. holder nor a partnership (or any other entity or arrangement treated as a partnership for United States federal income tax purposes).
Holders Subject to Special United States Federal Income Tax Rules
This discussion does not address all United States federal income tax considerations that may be applicable to holders that are subject to special tax rules, including, without limitation:
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banks, insurance companies, investment funds or other financial institutions;

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persons subject to special tax accounting rules;

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tax-exempt organizations, government organizations, tax-qualified retirement plans, and pension plans (including “qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds);

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controlled foreign corporations, passive foreign investment companies and, in each case, shareholders thereof;

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corporations that accumulate earnings to avoid United States federal income tax;

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partnerships or other entities treated as pass-through entities for United States federal income tax purposes;

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S corporations;

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dealers in securities or currencies;

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U.S. holders that have a “functional currency” other than the U.S. dollar;

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traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

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persons who acquire our common stock, Warrants or Warrant Shares, as applicable, pursuant to the exercise of employee stock options or otherwise as compensation for their services;

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persons that own, or are deemed to own, more than five percent of our common stock, except to the extent specifically set forth below;

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real estate investment trusts or regulated investment companies;

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certain U.S. expatriates or former citizens or long-term residents of the United States;

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persons who hold our common stock, Warrants or Warrant Shares, as applicable, as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction;

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U.S. holders that hold our common stock, Warrants or Warrant Shares in connection with a trade or business, permanent establishment, or fixed base outside the United States;

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corporations organized outside the United States, any state thereof, or the District of Columbia that are nonetheless treated as United States persons for United States federal income tax purposes; or

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persons who do not hold our common stock, Warrants or Warrant Shares, as applicable, as a capital asset (within the meaning of Section 1221 of the Code).

In addition, if a partnership, including any entity or arrangement classified as a partnership for United States federal income tax purposes, holds our common stock, Warrants or Warrant Shares, as applicable, the United States federal income tax treatment of a partner in the partnership generally will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships that hold our common stock, Warrants or Warrant Shares, as applicable, and partners in such partnerships, are urged to consult their own tax advisors regarding the United States federal income tax consequences of the acquisition, ownership and disposition of our common stock, Warrants or Warrant Shares, and the exercise (and, in the case of the Common Warrants, expiration) of Warrants.
You are urged to consult your own tax advisors with respect to the application of the United States federal income tax laws to their particular situation, as well as any tax consequences of the acquisition, ownership and disposition of our common stock, Warrants or Warrant Shares, as applicable, and the exercise (and, in the case of the Common Warrants, expiration) of Warrants, arising under other United States federal tax rules or under the laws of any state, local, non-U.S. or other taxing jurisdiction or under any applicable tax treaty.
Treatment of Pre-funded Warrants
Although the characterization of the Pre-funded Warrants for United States federal income tax purposes is not entirely clear, because the exercise price of the Pre-funded Warrants is nominal, we expect to treat the Pre-funded Warrants as common stock for United States federal income tax purposes and a holder of Pre-funded Warrants should generally be taxed in the same manner as a holder of common stock as described below. Accordingly, for United States federal income tax purposes, no gain or loss should be recognized upon the exercise of a Pre-funded Warrant, and upon exercise, the holding period of the share of common stock received should include the holding period of the Pre-funded Warrant. Similarly, the tax basis of a share of common stock received upon exercise of a Pre-funded Warrant should include the tax basis of the Pre-funded Warrant increased by $0.0001 per share (i.e., the portion of the exercise price that was not pre-funded and that is paid by the holder upon exercise). The balance of this discussion generally assumes that the characterization described above is respected for United States federal income tax purposes.
Our position with respect to the characterization of the Pre-funded Warrants is not binding on the IRS and the IRS may treat the Pre-funded Warrants as warrants to acquire our common stock and, in such case, the amount, timing and character of your income, gain and/or loss with respect to an investment in the Pre-funded Warrants could change. In addition, the United States federal income tax treatment of a cashless exercise of Pre-funded Warrants into Warrant Shares is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a Pre-funded Warrant described in the preceding paragraph. You are urged to consult your own tax advisor regarding the characterization of the Pre-funded Warrants for United States federal income tax purposes, and the consequences to you of an investment in the Pre-funded Warrants based on your own particular facts and circumstances.
Allocation of Purchase Price to Common Stock and Warrants
For United States federal income tax purposes, a holder’s acquisition of a share of common stock (or a Pre-funded Warrant) and two Common Warrants pursuant to this offering will be treated as the acquisition of an “investment unit” consisting of one share of common stock (or one Pre-funded Warrant, which, as described above, should generally be treated as a share of common stock for United States federal income tax purposes) and two Common Warrants, with each Common Warrant allowing the holder to purchase a share of our common stock. The purchase price for each investment unit will be allocated between these components in proportion to their relative fair market values at the time the unit is purchased by the holder. This allocation of the purchase price for each unit will establish the holder’s initial tax basis for United States federal income tax purposes in the common stock (or Pre-funded Warrant) and the Common Warrants included in each unit. We do not intend to advise holders of the securities with respect to this determination, and holders of the securities are advised to consult their tax and financial advisors regarding the allocation of the purchase price for United States federal income tax purposes.
Consequences to U.S. Holders
Consequences to U.S. Holders of the Exercise, Expiration and Disposition of, and receipt of distributions on, Common Warrants
Exercise of Common Warrants
A U.S. holder generally will not recognize gain or loss on the exercise of Common Warrants and related receipt of Warrant Shares. A U.S. holder’s initial tax basis in the Warrant Shares received on the exercise of Common

Warrants generally will be equal to the sum of (a) such U.S. holder’s tax basis in such Common Warrants plus (b) the exercise price paid by such U.S. holder on the exercise of such Common Warrants. It is unclear whether a U.S. holder’s holding period for the Warrant Shares received on the exercise of Common Warrants should begin on the date that such Common Warrants are exercised by such U.S. holder or the day following the date of exercise of the Common Warrants.
In certain limited circumstances, a U.S. holder may be required or permitted to undertake a cashless exercise of Common Warrants into Warrant Shares. The United States federal income tax treatment of a cashless exercise of Common Warrants into Warrant Shares is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of Common Warrants described in the preceding paragraph.
The tax consequences of a cashless exercise of Common Warrants are not clear under current tax law. A cashless exercise may be nontaxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for United States federal income tax purposes. In either situation, a U.S. holder’s tax basis in the Warrant Shares would generally equal the holder’s tax basis in the Common Warrants. If the cashless exercise were treated as not being a realization event, it is unclear whether a U.S. holder’s holding period for the Warrant Shares would commence on the date of exercise of the Common Warrants or the day following the date of exercise of the Common Warrants. If, however, the cashless exercise were treated as a recapitalization, the holding period of the Warrant Shares would include the holding period of the Common Warrants.
It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss is recognized. In such event, a U.S. holder would be deemed to have surrendered a number of Common Warrants having a value equal to the exercise price for the total number of Common Warrants to be exercised. The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the Common Warrants deemed surrendered and the U.S. holder’s tax basis in the Common Warrants deemed surrendered. In this case, a U.S. holder’s tax basis in the Warrant Shares would equal the sum of the U.S. holder’s tax basis in the Common Warrants deemed exercised and the exercise price of such Common Warrants. It is unclear whether a U.S. holder’s holding period for Warrant Shares would commence on the date of exercise of the Common Warrants or the day following the date of exercise of the Common Warrants; however, in either case the holding period will not include the period during which the U.S. holder held the Common Warrants.
Due to the absence of authority on the United States federal income tax treatment of a cashless exercise, including when a U.S. holder’s holding period would commence with respect to the Warrant Shares received, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law.
U.S. holders are urged to consult their own tax advisors regarding the United States federal income tax consequences of a cashless exercise of Common Warrants.
Disposition of Common Warrants
A U.S. holder will recognize gain or loss on the sale or other taxable disposition of a Common Warrant in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. holder’s tax basis in the Common Warrant sold or otherwise disposed of. Any such gain or loss generally will be a capital gain or loss, which will be long-term capital gain or loss if the Common Warrant is held for more than one year. Long-term capital gains recognized by certain non-corporate U.S. holders (including individuals) generally will be subject to a current maximum tax rate of 20%. Deductions for capital losses are subject to complex limitations under the Code.
Expiration of Common Warrants without Exercise
Upon the expiration of a Common Warrant without exercise, a U.S. holder will recognize a loss in an amount equal to such U.S. holder’s tax basis in the Common Warrant. Any such loss generally will be a capital loss and will be long-term capital loss if the Common Warrant is held for more than one year. Deductions for capital losses are subject to complex limitations under the Code.
Certain Adjustments to the Common Warrants
Under Section 305 of the Code, an adjustment to the number of Warrant Shares that will be issued on the exercise of the Common Warrants, or an adjustment to the per share exercise price of the Common Warrants, may be treated as a constructive distribution to a U.S. holder of the Common Warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment. Such constructive distribution would be subject to tax in the same manner as if such U.S. holder received a cash distribution from us equal to the fair market value of such increased interest. In addition, a U.S. holder’s tax basis in a Common Warrant will generally be increased to the extent of any such constructive distribution that is treated as a dividend for United States federal income tax purposes. See the more detailed discussion of the rules applicable to distributions made by us at “Consequences to U.S. holders of the acquisition, ownership and disposition of shares of common stock, pre-funded warrants and warrant shares—Distributions” below. Adjustments that are made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the Common Warrants should generally not result in a constructive distribution.
Distributions
A U.S. holder of a Common Warrant is expected to receive any distributions paid with respect to our common stock prior to the exercise of the Common Warrant. The taxation of a distribution received with respect to a Common Warrant is unclear. It is possible such a distribution would be treated in the same manner as a distribution received with respect to a Pre-funded Warrant, as described under “Consequences to U.S. holders of the acquisition, ownership and disposition of shares of common stock, pre-funded warrants and warrant shares—Distributions” below”, although other treatments may also be possible. Further, notwithstanding the expectation that a holder of a Common Warrant would receive any distributions paid with respect to our common stock prior to the exercise of the Common Warrant, under certain circumstances, it is possible for cash to be held in abeyance for the U.S. holder until the applicable beneficial ownership limitations would not be exceeded, at which time such U.S. holder would be entitled to receive distributions. It is possible that such entitlement to distributions could cause the declaration of a distribution on our common stock to be currently taxable to U.S. holders of Common Warrants, including under the principles governing Section 305 of the Code, even though the holders will not receive such distributions until a future date. Additionally, it is possible that other adjustments to the terms of the Common Warrant may be considered constructive distributions under Section 305 of the Code and taxable as discussed above. A holder of a Common Warrant is urged to consult its own tax advisors regarding the tax treatment of any distribution, or potential constructive distribution, with respect to such Common Warrant (including those held in abeyance in connection with any applicable limitation on the holder’s beneficial ownership of our common stock).
Consequences to U.S. Holders of the Acquisition, Ownership and Disposition of Shares of Common Stock, Pre-funded Warrants and Warrant Shares
Distributions
If we make a distribution of cash or other property (other than certain pro rata distributions of our common stock) in respect of our common stock, Pre-funded Warrants or Warrant Shares, the distribution (including any constructive distribution) generally will be included in a U.S. holder’s income as a dividend to the extent of our current or accumulated earnings and profits (as determined under United States federal income tax principles) as of the end of our taxable year in which the distribution occurs. With respect to dividends received by certain non-corporate U.S. holders (including individuals), such dividends are generally taxed at the applicable long-term capital gains rates (currently at a maximum tax rate of 20%), provided certain holding period and other requirements are satisfied. Distributions in excess of our current and accumulated earnings and profits will be treated as a return of capital to the extent of a U.S. holder’s adjusted tax basis in the shares of common stock,

Pre-funded Warrants or Warrant Shares and thereafter as capital gain from the sale or exchange of such shares of common stock, Pre-funded Warrants or Warrant Shares, which will be taxable according to rules discussed under the heading “—Sale, taxable exchange or other taxable dispositions of shares of common stock, pre-funded warrants and warrant shares,” below. Dividends received by a corporate U.S. holder may be eligible for a dividends received deduction, subject to applicable limitations.
A U.S. holder of a Pre-funded Warrant is expected to receive any distributions paid with respect to our common stock prior to the exercise of the Pre-funded Warrant and, in such case, would be taxed in the same manner as a U.S. holder of common stock that receives such a distribution. However, under certain circumstances, it is possible for cash to be held in abeyance for the U.S. holder until the applicable beneficial ownership limitations would not be exceeded, at which time such U.S. holder would be entitled to receive distributions. It is possible that such entitlement to distributions could cause the declaration of a distribution on our common stock to be currently taxable to U.S. holders of Pre-funded Warrants, including under the principles governing Section 305 of the Code, even though the holders will not receive such distributions until a future date. Additionally, it is possible that other adjustments to the terms of the Pre-funded Warrant may be considered constructive distributions under Section 305 of the Code and taxable as discussed above. A holder of a Pre-funded Warrant is urged to consult its own tax advisors regarding the tax treatment of any distribution, or potential constructive distribution, with respect to such Pre-funded Warrant (including those held in abeyance in connection with any applicable limitation on the holder’s beneficial ownership of our common stock).
Sale, Taxable Exchange or Other Taxable Dispositions of Shares of Common Stock, Pre-funded Warrants and Warrant Shares
Upon the sale, taxable exchange or other taxable disposition of shares of common stock, Pre-funded Warrants or Warrant Shares, a U.S. holder generally will recognize capital gain or loss equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received upon such taxable disposition and (b) the U.S. holder’s adjusted tax basis in the shares of common stock, Pre-funded Warrants or Warrant Shares, as applicable. Such capital gain or loss will be long-term capital gain or loss if a U.S. holder’s holding period in the shares of common stock, Pre-funded Warrants or Warrant Shares is longer than one year at the time of the taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. holders (including individuals) generally will be subject to a current maximum tax rate of 20%. Deductions for capital losses are subject to complex limitations under the Code.
Consequences to Non-U.S. Holders
Consequences to Non-U.S. Holders of the Exercise, Expiration and Disposition of, and receipt of distributions on, Common Warrants
Exercise of Common Warrants
A non-U.S. holder generally will not recognize gain or loss on the exercise of Common Warrants and related receipt of Warrant Shares. A non-U.S. holder’s initial tax basis in the Warrant Shares received on the exercise of Common Warrants generally will be equal to the sum of (a) such non-U.S. holder’s tax basis in such Common Warrants plus (b) the exercise price paid by such non-U.S. holder on the exercise of such Common Warrants. It is unclear whether a non-U.S. holder’s holding period for the Warrant Shares received on the exercise of Common Warrants should begin on the date that such Common Warrants are exercised by such non-U.S. holder or the day following the date of exercise of such Common Warrants.
In certain limited circumstances, a non-U.S. holder may be required or permitted to undertake a cashless exercise of Common Warrants into Warrant Shares. The United States federal income tax treatment of a cashless exercise of Common Warrants into Warrant Shares is unclear for the reasons described above under “Consequences to U.S. holders—Consequences to U.S. holders of the exercise, expiration and disposition of, and receipt of distributions on, common warrants—Exercise of common warrants,” and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of Common Warrants described in the preceding paragraph. However, if, as described above under “Consequences to U.S. holders—Consequences to U.S. holders of the exercise, expiration and disposition of, and receipt of distributions on, common warrants—Exercise of common warrants,” the cashless exercise of the Common Warrants were recharacterized in part as a taxable exchange, the consequences to a non-U.S. holder would generally be the same as those described below under “Consequences to non-U.S. holders of the acquisition, ownership and disposition of shares of common stock, pre-funded warrants and warrant shares—Sale, taxable exchange or other taxable dispositions of shares of common stock, warrants and warrant shares.” Non-U.S. holders are urged to consult their own tax advisors regarding the United States federal income tax consequences of a cashless exercise of Common Warrants.
Disposition of Common Warrants
Subject to the discussion under the heading “Consequences to non-U.S. holders of the acquisition, ownership and disposition of shares of common stock, pre-funded warrants and warrant shares—Sale, taxable exchange or other taxable dispositions of shares of common stock, warrants and warrant shares” below, a non-U.S. holder will recognize gain or loss on the sale or other taxable disposition of a Common Warrant in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received and (b) such non-U.S. holder’s tax basis in the Common Warrant sold or otherwise disposed of. Any such gain or loss generally will be a capital gain or loss, which will be long-term capital gain or loss if the Common Warrant is held for more than one year. Any such gain recognized by a non-U.S. holder will be taxable for United States federal income tax purposes according to rules discussed under the heading “Consequences to non-U.S. holders of the acquisition, ownership and disposition of shares of common stock, pre-funded warrants and warrant shares—Sale, taxable exchange or other taxable dispositions of shares of common stock, warrants and warrant shares,” below.
Expiration of Common Warrants without Exercise
Upon the expiration of a Common Warrant without exercise, a non-U.S. holder will recognize a loss in an amount equal to such non-U.S. holder’s tax basis in the Common Warrant. Any such loss generally will be a capital loss and will be long-term capital loss if the Common Warrant is held for more than one year. Deductions for capital losses are subject to complex limitations under the Code.
Certain Adjustments to the Common Warrants
Under Section 305 of the Code, an adjustment to the number of Warrant Shares that will be issued on the exercise of the Common Warrants, or an adjustment to the per share exercise price of the Common Warrants, may be treated as a constructive distribution to a non-U.S. holder of the Common Warrants if, and to the extent that, such adjustment has the effect of increasing such non-U.S. holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment. Such constructive distribution would be subject to tax in the same manner as if such non-U.S. holder received a cash distribution from us equal to the fair market value of such increased interest. In addition, a non-U.S. holder’s tax basis in a Common Warrant will generally be increased to the extent of any such constructive distribution that is treated as a dividend for United States federal income tax purposes. See the more detailed discussion of the rules applicable to distributions made by us under the heading “Consequences to non-U.S. holders of the acquisition, ownership and disposition of shares of common stock, pre-funded warrants and warrant shares—Distributions” below. Adjustments that are made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the Common Warrants should generally not result in a constructive distribution.
Distributions
A non-U.S. holder of a Common Warrant is expected to receive any distributions paid with respect to our common stock prior to the exercise of the Common Warrant. The taxation of a distribution received with respect to a Common Warrant is unclear. It is possible such a distribution would be treated in the same manner as a distribution received with respect to a Pre-funded Warrant, as described under “Consequences to non-U.S. holders of the acquisition, ownership and disposition of shares of common stock, pre-funded warrants and warrant shares—Distributions” below, although other treatments may also be possible. Further, notwithstanding the expectation that a holder of a Common Warrant would receive any distributions paid with respect to our common stock prior to the exercise of the Common Warrant, under certain circumstances, it is possible for cash to be held in abeyance for the non-U.S. holder until the applicable beneficial ownership limitations would not be exceeded, at which time such non-U.S. holder would be entitled to receive distributions. It is possible that such entitlement to distributions could cause the declaration of a distribution on our common stock to be currently taxable to non-U.S. holders of Common Warrants, including under the principles governing Section 305 of the Code, even though the holders will not receive such distributions until a future date. Additionally, it is possible that other adjustments to the terms of the Common Warrant may be considered constructive distributions under Section 305 of the Code and taxable as discussed above. A holder of a Common Warrant is urged to consult its own tax advisors regarding the tax treatment of any distribution, or potential constructive distribution, with respect to such Common Warrant (including those held in abeyance in connection with any applicable limitation on the holder’s beneficial ownership of our common stock).
Consequences to Non-U.S. Holders of the Acquisition, Ownership and Disposition of Shares of Common Stock, Pre-funded Warrants and Warrant Shares
Distributions
If we make a distribution of cash or other property (other than certain pro rata distributions of our common stock) in respect of our common stock, Pre-funded Warrants or Warrant Shares, the distribution (including any constructive distribution) generally will be treated as a dividend for United States federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits (as determined under United States federal income tax principles) as of the end of our taxable year in which the distribution occurs. If the amount of a distribution exceeds our current and accumulated earnings and profits, the excess will be treated first as a tax-free return of capital that reduces the non-U.S. holder’s adjusted basis in such holder’s common stock, Pre-funded Warrants or Warrant Shares, as applicable, but not below zero. Any excess will be treated as gain realized on the sale or other disposition of our common stock, Pre-funded Warrants or Warrant Shares, as applicable, and will be treated as described under “—Sale, taxable exchange or other taxable dispositions of shares of common stock, warrants and warrant shares,” below.
Subject to the discussion below regarding effectively connected income, FATCA (as defined below), and backup withholding, distributions treated as dividends on our common stock, Pre-funded Warrants or Warrant Shares held by a non-U.S. holder generally will be subject to United States federal withholding tax at a rate of 30%, or at a lower rate if provided by an applicable income tax treaty and the non-U.S. holder has provided the documentation required to claim benefits under such treaty. Generally, to claim the benefits of an income tax treaty, a non-U.S. holder will be required to provide a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable IRS Form. In the case of any constructive distribution, it is possible that this tax would be withheld from any amount owed to the non-U.S. holder, including, but not limited to, cash distributions, sale proceeds or other property subsequently paid or credited to such holder, or any of the non-U.S. holder’s other funds or assets. If at the time of payment of a distribution we are unable to determine whether the distribution will constitute a dividend, we may nonetheless withhold any United States federal income tax on the distribution as permitted by Treasury Regulations.
If a non-U.S. holder holds our common stock, Pre-funded Warrants or Warrant Shares in connection with the non-U.S. holder’s conduct of a trade or business within the United States, and dividends paid on our common stock, Pre-funded Warrants or Warrant Shares (including any constructive distribution that is treated as a dividend for United States federal income tax purposes) are effectively connected with such non-U.S. holder’s United States trade or business (and, if an applicable tax treaty so requires, are attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States), the dividends will not be subject to the 30% United States federal withholding tax (provided the non-U.S. holder has provided the appropriate documentation, generally an IRS Form W-8ECI, to the withholding agent), but the non-U.S. holder generally will be subject to

United States federal income tax in respect of the dividends on a net income basis, and at graduated rates, in substantially the same manner as a United States person (except as provided by an applicable tax treaty). In addition, if such non-U.S. holder is a corporation for United States federal income tax purposes, it may also be subject to a branch profits tax at the rate of 30% (or a lower rate if provided by an applicable tax treaty) on such effectively connected dividends, as adjusted for certain items.
A non-U.S. holder that is eligible for a reduced rate of United States federal withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund together with the required information with the IRS.
A non-U.S. holder of a Pre-funded Warrant is expected to receive any distributions paid with respect to our common stock prior to the exercise of the Pre-funded Warrant and, in such case, would be taxed in the same manner as a non-U.S. holder of common stock that receives such a distribution. However, under certain circumstances, it is possible for cash to be held in abeyance for the non-U.S. holder until the applicable beneficial ownership limitations would not be exceeded, at which time such non-U.S. holder would be entitled to receive distributions. It is possible that such entitlement to distributions could cause the declaration of a distribution on our common stock to be currently taxable to non-U.S. holders of Pre-funded Warrants, including under the principles governing Section 305 of the Code, even though the holders will not receive such distributions until a future date. Additionally, it is possible that other adjustments to the terms of the Pre-funded Warrant may be considered constructive distributions under Section 305 of the Code and taxable as discussed above. A holder of a Pre-funded Warrant is urged to consult its own tax advisors regarding the tax treatment of any distribution, or potential constructive distribution, with respect to such Pre-funded Warrant (including those held in abeyance in connection with any applicable limitation on the holder’s beneficial ownership of our common stock).
Sale, Taxable Exchange or Other Taxable Dispositions of Shares of Common Stock, Warrants and Warrant Shares
Subject to the discussion below regarding FATCA and backup withholding, a non-U.S. holder generally will not be subject to United States federal income or withholding tax on any gain realized on the sale, taxable exchange or other taxable disposition of shares of our common stock, Warrants or Warrant Shares unless:
•
such non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of such sale, taxable exchange or other taxable disposition, and certain other conditions are met;

•
such gain is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States (and, if an applicable tax treaty so requires, is attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder in the United States); or

•
our common stock, Warrants or Warrant Shares, as applicable, are treated as a U.S. real property interest because we are or have been a “United States real property holding corporation” for United States federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. holder held our shares of our common stock, Warrants or Warrant Shares, as applicable (the “relevant period”). In the case where our common stock is regularly traded on an established securities market, our common stock, Warrants or Warrant Shares, as applicable, will be treated as a U.S. real property interest only if (i) in the case of our common stock or Warrant Shares, the non-U.S. holder has owned, actually or constructively, more than 5% of our common stock (including Warrant Shares) at any time within the relevant period or (ii) in the case of our Warrants, the Warrants acquired by the non-U.S. holder had a fair market value on the date acquired by such holder greater than the fair market value on that date of 5% of our common stock. There can be no assurance that our common stock will or will not be treated as regularly traded on an established securities market for this purpose and we do not expect that our Warrants will be so traded. Complex constructive ownership and attribution rules apply for purposes of the aforementioned ownership determinations and non-U.S. holders are urged to consult their tax advisors regarding the application of these rules.

A non-U.S. holder described in the first bullet point above generally will be subject to tax at a flat rate of 30% on the amount by which such non-U.S. holder’s taxable capital gains allocable to United States sources, including gain from the sale or other disposition of our common stock, Warrants or Warrant Shares, exceed capital losses allocable to United States sources, except as otherwise provided in an applicable income tax treaty.
If the gain is described in the second bullet point above, gain realized by the non-U.S. holder generally will be subject to United States federal income tax on a net income basis, and at graduated rates, in substantially the same manner as a United States person (except as provided by an applicable tax treaty). In addition, if such non-U.S. holder is a corporation for United States federal income tax purposes, it may also be subject to a branch profits tax at the rate of 30% (or a lower rate if provided by an applicable tax treaty) on such effectively connected gain, as adjusted for certain items.
If gain on the sale, taxable exchange or other taxable disposition of shares of our common stock, Warrants or Warrant Shares by a non-U.S. holder is subject to United States federal income taxation by reason of such common stock, Warrants or Warrant Shares being treated as a U.S. real property interest in respect of such non-U.S. holder, such non-U.S. holder generally would be subject to regular United States federal income tax (but not branch profits tax) with respect to such gain in the same manner as a taxable U.S. holder (except as provided by an applicable tax treaty) and would be required to file a United States federal income tax return for the taxable year in which such gain was recognized. In addition, the purchaser of our common stock, Warrants or Warrant Shares, as applicable, from a non-U.S. holder generally would be required to withhold and remit to the IRS 15% of the purchase price paid to such non-U.S. holder unless, at the time of such sale, taxable exchange or other taxable disposition, an exception to such withholding applies (such as the exception that currently applies for a disposition of a share of a class of stock that is regularly traded on an established securities market). We do not believe we currently are or will become a United States real property holding corporation; however, there can be no assurance in this regard. Non-U.S. holders are urged to consult their tax advisors regarding the application of these rules.
Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends (including constructive dividends) paid to a non-U.S. holder on our common stock, Warrants or Warrant Shares, or, subject to the proposed Treasury Regulations discussed below, gross proceeds from the sale or other disposition of our common stock, Warrants or Warrant Shares, if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (i) above, it must enter into an agreement with the United States Department of Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Non-U.S. holders typically will be required to furnish certifications (generally on the applicable IRS Form W-8) or other documentation to provide the information required by FATCA or to establish compliance with or an exemption from withholding under FATCA. FATCA withholding may apply where payments are made through a non-U.S. intermediary that is not FATCA compliant, even where the non-U.S. holder satisfies the holder’s own FATCA obligations.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends (including constructive dividends) on our common stock, Warrants or Warrant Shares, and, subject to the proposed Treasury Regulations described below, to payments of gross proceeds from the sale or other disposition of our common stock, Warrants or Warrant Shares. The United States Department of the Treasury has released proposed Treasury Regulations (the preamble to which specifies that taxpayers may rely on them pending finalization) which would eliminate FATCA withholding on payments of gross proceeds from the sale or other disposition of our common stock, Warrants or Warrant Shares. There can be no assurance that the proposed Treasury Regulations will be finalized in their present form.
The United States and a number of other jurisdictions have entered into intergovernmental agreements to facilitate the implementation of FATCA. Any applicable intergovernmental agreement may alter one or more of the FATCA information reporting and withholding requirements. You are urged to consult your own tax advisors regarding the potential application of withholding under FATCA to an investment in our common stock, Warrants and Warrant Shares, including the applicability of any intergovernmental agreements.
Backup Withholding and Information Reporting
Information reporting requirements generally will apply to dividends (including constructive dividends) paid to a U.S. holder on our common stock, Warrants or Warrant Shares, and to the proceeds of a sale or other taxable disposition of common stock, Warrants or Warrant Shares effected within the United States (and, in certain cases, outside the United States) that are paid to a U.S. holder, unless the U.S. holder is an exempt recipient (such as a corporation). Backup withholding, currently at a rate of 24%, generally will apply to those payments if the U.S. holder fails to provide its correct taxpayer identification number and a certification that it is not subject to backup withholding, or if the applicable withholding agent is notified by the IRS that the U.S. holder has failed to report in full payments of interest and dividend income, unless the U.S. holder is an exempt recipient (such as a corporation).
Backup withholding, currently at a rate of 24%, generally will not apply to dividends (including constructive dividends) paid to a non-U.S. holder on our common stock, Warrants or Warrant Shares, provided that the non-U.S. holder furnishes the required certification for its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, or certain other requirements are met. Backup withholding may apply if the payor has actual knowledge, or reason to know, that the holder is a United States person who is not an exempt recipient.
Payors are required to report annually to the IRS the amount of any dividends (including constructive dividends) paid to a non-U.S. holder, regardless of whether any tax is actually withheld. Copies of the information returns reporting such dividends and any amount withheld may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an income tax treaty or other agreement between the United States and the tax authorities in such country.
In addition, proceeds from the sale or other taxable disposition by a non-U.S. holder of our common stock, Warrants or Warrant Shares that is transacted within the United States or conducted through certain United States-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds from the sale or other taxable disposition of our common stock, Warrants or Warrant Shares conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Backup withholding is not an additional tax. The United States federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is timely furnished to the IRS.
The preceding summary is for informational purposes only and is not tax advice. You are urged to consult your own tax advisor regarding the particular United States federal, state, local and non-U.S. tax consequences of the acquisition, ownership and disposition of shares of common stock, Warrants or Warrant Shares, and the exercise (and, in the case of the Common Warrants, expiration) of Warrants, including the consequences of any proposed change in applicable law.

Plan of distribution
J.P. Morgan Securities LLC and A.G.P./Alliance Global Partners, referred to as the placement agents, have entered into a placement agency agreement with us in which they have agreed to act as placement agents in connection with the offering. Subject to the terms and conditions contained in the placement agency agreement, the placement agents are acting on a reasonable best efforts basis, in connection with the issuance and sale by us of shares of common stock, Pre-funded Warrants and accompanying Common Warrants to the investor. The placement agents have no obligation to buy any of the shares of common stock, Pre-funded Warrants, or the accompanying Common Warrants from us nor are the placement agents required to arrange the purchase or sale of any specific number or dollar amount of the shares of common stock, Pre-funded Warrants, and accompanying Common Warrants.
We have agreed to indemnify the placement agents and certain other persons in connection with the transaction. The placement agents have informed us that they will not engage in overallotment, stabilizing transactions or syndicate covering transactions in connection with this offering.
We have agreed to pay the placement agents a fee equal to 6.0% of the gross proceeds received by us from the sale of shares of common stock and Pre-funded Warrants in this offering. We have also agreed to pay for certain fees and expenses of the Placement Agents in connection with the transaction.
The following table shows the per share of common stock or Pre-funded Warrant and accompanying Common Warrants and total fees we will pay to the placement agents assuming the sale of all of the shares of common stock, Pre-funded Warrants, and accompanying Common Warrants offered pursuant to this prospectus supplement:
	Per Share and accompanying two Common Warrants	Per Pre-funded Warrant and accompanying two Common Warrants	Total
Offering price	$5.70	$5.6999	$129,999,421.90
Placement agent fees	$0.342	$0.342	$7,799,965.31
Proceeds before expenses, to us	$5.358	$5.3579	$122,199,456.59
We have entered into a securities purchase agreement directly with the only investor in connection with this offering. Our obligations to issue and sell, and the investor’s obligation to purchase, the shares of common stock, Pre-funded Warrants, and accompanying Common Warrants to the investor will be subject to the conditions set forth in the securities purchase agreement and warrants, which may be waived by us or the investor, as applicable.
We and our executive officers and directors have agreed to a 100-day “lock-up” with respect to the common stock and other of our securities that they beneficially own. This means that, subject to certain exceptions, for a period of 100 days following the closing of the offering, we and such persons may not offer, sell, pledge, or otherwise dispose of these securities without the prior written consent of the placement agents.
This is a brief summary of certain provisions of the placement agency agreement that we have entered into and does not purport to be a complete statement of its terms and conditions.
J.P. Morgan Securities LLC and certain of its affiliates have provided in the past, and may provide from time to time in the future, certain commercial banking, financial advisory, investment banking, and other services for us and our affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, the placement agents and certain of their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

The transfer agent for our common stock to be issued in this offering is Continental Stock Transfer & Trust Company. Our common stock is traded on Nasdaq under the symbol “SLDP.” We do not intend to apply for listing of the Pre-funded Warrants or the Common Warrants on any securities exchange or other nationally recognized trading system. We currently anticipate that the closing of the offering will take place on or about January 29, 2026. At the closing, our transfer agent will credit the shares of common stock to the account of the investor.

Legal matters
Certain legal matters, including the legality of the securities offered, will be passed upon for us by Polsinelli PC, Park City, Utah. The placement agents are being represented in this offering by Simpson Thacher & Bartlett LLP, New York, New York.
Experts
Ernst & Young LLP, predecessor independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, as set forth in their report, which is incorporated by reference in this prospectus supplement, the accompanying prospectus, and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.
Where you can find more information
The registration statement of which this prospectus supplement forms a part, including the attached exhibits and schedules, contains additional relevant information about us and our capital stock. The rules and regulations of the SEC allow us to omit from this prospectus supplement certain information included in the registration statement. For further information about us and our common stock, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Statements in this prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.
We are subject to the informational reporting requirements of the Exchange Act. We file reports, proxy statements, and other information with the SEC under the Exchange Act. Our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov. These reports and other information we file with or furnish to the SEC are available free of charge at https://www.solidpowerbattery.com/investor-relations/financials/sec-filings as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. Our website address is https://www.solidpowerbattery.com. The information on, or that can be accessed through, our website is not part of this prospectus supplement or the accompanying prospectus. Although our executive officers may also use certain social media channels, we do not use our executive officers’ social media channels to disclose information about Solid Power or our products.
Incorporation of certain information by reference
The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is considered to be part of this prospectus supplement. Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement, or any document previously incorporated by reference have been modified or superseded. This prospectus supplement incorporates by reference the documents listed below and any future filings we make with the SEC (File No. 001-40284) under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed):
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Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 28, 2025, including applicable portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 10, 2025 incorporated by reference into our Annual Report on Form 10-K;

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our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 7, 2025, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on August 7, 2025, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, filed with the SEC on November 5, 2025;

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our Current Reports on Form 8-K filed with the SEC on January 13, 2025, January 24, 2025, March 12, 2025, May 22, 2025, May 30, 2025, September 5, 2025, October 30, 2025, and November 21, 2025; and

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the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on March 23, 2021 (File No. 001-40284), as updated by Exhibit 4.6 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including any amendments or reports filed for the purpose of updating such description.

You may request a free copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) by writing or telephoning us as follows:
Solid Power, Inc.
Attention: Corporate Secretary
486 S. Pierce Ave., Suite E
Louisville, CO 80027
(303) 219-0720

PROSPECTUS
Solid Power, Inc.
Common Stock
Warrants
Solid Power, Inc. may, from time to time, offer the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that will be determined at the time of the offering.
This prospectus provides a general description of the securities we may offer. We may provide a specific plan of distribution for any securities to be offered in a prospectus supplement and/or in a free writing prospectus. Supplements and/or free writing prospectuses may also add, update, or change information in this prospectus. You should carefully read this prospectus and any prospectus supplement and free writing prospectus accompanying this prospectus, together with any documents incorporated by reference, before you invest in our securities.
Our common stock and warrants are listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbols “SLDP” and “SLDPW,” respectively. The last reported sale price of our common stock on January 27, 2026 was $5.19 per share and the last reported sale price of our warrants on January 27, 2026 was $0.70.
Investing in our securities involves a high degree of risk. Before buying any of our securities, you should carefully read the discussion of the risks of investing in our securities in the section titled “Risk Factors” beginning on page 6 of this prospectus and any accompanying prospectus supplement and any other document incorporated by reference.
Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is January 28, 2026.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405. Under this shelf process, we may, from time to time, sell the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities pursuant to the registration statement of which this prospectus forms a part, we, or parties acting on our behalf, will provide a prospectus supplement or free writing prospectus that will contain specific information about the terms of that offering and the securities being sold in that offering. The applicable prospectus supplement or free writing prospectus may also add, update, or change information contained in this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement or free writing prospectus.
You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement, and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized anyone to provide you with different information. If anyone provides you with different, additional, or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
Before purchasing any securities, you should carefully read both this prospectus, any prospectus supplement, and any free writing prospectus, together with the additional information described under the heading “Where You Can Find Additional Information.” You should assume that the information contained in this prospectus and any applicable prospectus supplement or free writing prospectus is accurate only as of the date on its respective cover and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations, and prospects may have changed since those dates.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under the heading “Where You Can Find Additional Information.” This prospectus and any applicable prospectus supplement or free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate. We are not making offers to sell any securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which we are not qualified to make such offer or solicitation or to anyone to whom it is unlawful to make an offer or solicitation.
Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “Solid Power,” the “Company,” “we,” “us,” and “our” refer to Solid Power, Inc. (f/k/a Decarbonization Plus Acquisition Corporation III) and its consolidated subsidiaries.
MARKET AND INDUSTRY DATA
We obtained the industry and market data used throughout this prospectus or any documents incorporated by reference from our own internal estimates and research, as well as from independent market research, industry and general publications and surveys, governmental agencies, publicly available information, and research, surveys, and studies conducted by third parties. Internal estimates are derived from publicly available information released by industry analysts and third-party sources, our internal research, and our industry experience and are based on assumptions made by us based on such data and our knowledge of our industry and market, which we believe to be reasonable. In some cases, we do not expressly refer to the sources from which this data is derived. In addition, while we believe the industry and market data included in this prospectus or any documents incorporated by reference is reliable and based on reasonable assumptions, such data involve material risks and other uncertainties and is subject to change based on various factors, including those described in “Part I, Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and in “Part II, Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2025, as such descriptions may be updated or amended in future filings we make with the SEC. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties or by us.
TRADEMARKS
Our logo and trademark appearing in this prospectus and the documents incorporated by reference are our property. This prospectus and the documents incorporated by reference contain references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks, or service marks to imply a relationship with, or endorsement or sponsorship of it by, any other companies.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any applicable prospectus supplement, any applicable free writing prospectus, and the documents incorporated by reference may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995, as amended, that involve risks and uncertainties. We have based these forward-looking statements on our current expectations and projections about future events. All statements, other than statements of present or historical fact included in this prospectus, regarding our future financial performance, strategy, expansion plans, including plans related to the expansion of our electrolyte production capabilities, market opportunity, operations, and operating results; estimated revenues or losses; projected costs; future prospects; and plans and objectives of management are forward-looking statements.
In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “will,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “project,” or the negative of such terms or other similar expressions. These forward-looking statements are subject to known and unknown risks, uncertainties, and assumptions about us that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus. We caution you that the forward-looking statements contained herein are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control.
In addition, we caution you that the forward-looking statements are subject to the following factors:
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risks relating to the uncertainty of the success of our research and development efforts, including our ability to achieve the technological objectives or results that our partners require and our ability to commercialize our technology in advance of competing technologies and our competitors;

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risks relating to our status as a research and development stage company with a history of financial losses with an expectation of incurring significant expenses and continuing losses for the foreseeable future, including execution of our business plan and the timing of expected business milestones;

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risks relating to the non-exclusive nature of our partnerships, our ability to secure new business relationships, and our ability to manage these relationships;

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our ability to negotiate and execute commercial agreements with our partners and customers on commercially reasonable terms;

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broad market adoption of electric vehicles and other technologies where we are able to deploy our technology, if developed successfully;

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our success attracting and retaining our executive officers, key employees, and other qualified personnel;

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our ability to protect and maintain our intellectual property, including in jurisdictions outside of the United States;

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our ability to secure government contracts and grants, changes in government priorities with respect to our government contracts and grants or government funding reductions or delays, and the availability of government subsidies and economic incentives;

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delays in the construction and operation of facilities that meet our short-term research and development and long-term electrolyte production requirements;

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changes in applicable laws or regulations;

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risks relating to our information technology infrastructure and data security breaches; and

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risks relating to other economic, business, or competitive factors in the United States and other jurisdictions, including supply chain interruptions and changes in market conditions, and our ability to manage these risks and uncertainties.

We caution you that the foregoing list does not contain all of the risks or uncertainties that could affect us.
You should not rely upon forward-looking statements as predictions of future events. Forward-looking statements are based primarily on our current expectations and projections about future events and trends that we believe may affect our business, operating results, financial condition, and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors, including those described in “Part I, Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, in “Part II, Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2025, and in this prospectus, as such descriptions may be updated or amended in future filings we make with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on these forward-looking statements. We cannot assure you that the results, events, and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements.
Neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Moreover, the forward-looking statements speak only as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. You should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make.

THE COMPANY
Overview
Solid Power is a U.S.-based leader in solid-state battery technology and manufacturing processes. Our core technology is a sulfide-based solid electrolyte material, which replaces the liquid or gel electrolyte used in traditional lithium-ion battery cells. We believe our electrolyte technology has the potential to enable a step-change improvement in battery cell performance beyond what is currently achievable in conventional lithium-ion battery cells, including improved energy density, battery life, and safety performance. We are currently targeting the battery electric vehicle market due to the size and perceived demand for next generation battery technology but believe our technologies can have a broader application as they mature.
Corporate Information
We were incorporated in Delaware in January 2021 as a blank check company under the name Decarbonization Plus Acquisition Corporation III. In connection with our business combination in December 2021, we changed our name to Solid Power, Inc.
Our principal executive offices are located at 486 S. Pierce Avenue, Suite E, Louisville, Colorado 80027, and our telephone number is (303) 219-0720. Our website is https://www.solidpowerbattery.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus. You should not rely on any such information in making your investment decision. For additional information, see “Incorporation of Certain Information by Reference” and “Where You Can Find Additional Information.”

RISK FACTORS
Investing in our securities involves risks. Before acquiring any securities offered pursuant to this prospectus, you should carefully consider the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement or free writing prospectus, including, without limitation, the risk factors described in “Part I, Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and in “Part II, Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2025, which are incorporated by reference, as such risk factors may be updated in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act. See “Where You Can Find Additional Information.”

USE OF PROCEEDS
Except as may be otherwise set forth in the applicable prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities offered by this prospectus will be used for general corporate purposes.

DESCRIPTION OF CAPITAL STOCK
The following is a summary of the material terms of our capital stock and certain provisions in our second amended and restated certificate of incorporation (the “Second A&R Charter”) and our amended and restated bylaws (the “Bylaws”) as currently in effect. Because the following description is only a summary, it does not contain all of the information and is qualified in its entirety by our Second A&R Charter and Bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part, as well as to the applicable provisions of the Delaware General Corporation Law (the “DGCL”). We encourage you to read the Second A&R Charter, the Bylaws, and the applicable portions of the DGCL carefully.
General
The authorized capital stock of Solid Power consists of 2,200,000,000 shares, consisting of 2,000,000,000 shares of common stock, par value $0.0001 per share, and 200,000,000 shares of preferred stock, par value $0.0001 per share.
Dividend Rights
Our board of directors (the “Board”), subject to restrictions contained in the Second A&R Charter, applicable law, and in any certificate of designation for any series of preferred stock, may declare and pay dividends upon the shares of our capital stock. Dividends may be paid in cash, in property, or in shares of our capital stock, subject to the provisions of the Second A&R Charter. The Board may set apart out of any of the funds of Solid Power available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.
Voting Rights
Except as otherwise required by law, the Second A&R Charter or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of common stock possess all voting power for the election of Board directors and all other matters requiring stockholder action. Holders of common stock are entitled to one vote per share on matters to be voted on by stockholders.
Our Second A&R Charter and Bylaws provide for a classified board of directors consisting of three classes of approximately equal size, each serving staggered three-year terms. Only the directors in one class are to be elected at each annual meeting of our stockholders, with the directors in the other classes continuing for the remainder of their respective three-year terms.
Subject to the rights of holders of preferred stock, the number of directors that constitutes the entire Board shall be fixed only by resolution of the Board acting pursuant to a resolution adopted by a majority of the Board.
Right to Receive Liquidation Distributions
Subject to applicable law and the rights, if any, of holders of outstanding preferred stock, in the event of our voluntary or involuntary liquidation, dissolution, or winding-up, after payment or provision for payment of the debts and other liabilities of Solid Power, the holders of common stock will be entitled to receive all the remaining assets of Solid Power available for distribution to our stockholders, ratably in proportion to the number of shares of common stock then held by them.
Other Matters
All outstanding shares of our common stock are fully paid and nonassessable. Our common stock is not entitled to preemptive rights and is not subject to redemption or sinking fund provisions.
Preferred Stock
The Second A&R Charter provides that shares of preferred stock may be issued from time to time in one or more series. The Board is authorized to fix the designations, powers, preferences, and rights, and the qualifications, limitations, or restrictions thereof, of any series of preferred stock, including, without limitation, authority to fix by resolution the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing. The Board is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of common stock and could have anti-takeover effects. The ability of the Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring, or preventing a change of control of us or the removal of existing management. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.
Anti-Takeover Provisions
Certain provisions of Delaware law, the Second A&R Charter, and the Bylaws, which are summarized below, may have the effect of delaying, deferring, or discouraging another person from acquiring control of Solid Power. They are also designed, in part, to encourage persons seeking to acquire control of Solid Power to negotiate first with the Board.
Section 203 of the DGCL
We have not opted out of Section 203 of the DGCL under the Second A&R Charter. Under Section 203 of the DGCL, we are prohibited from engaging in any business combination with any stockholder for a period of three years following the time that such stockholder (the “Interested Stockholder”) came to own at least 15% our outstanding voting stock (the “Acquisition”), except if:
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the Board approved the Acquisition prior to its consummation;

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the Interested Stockholder owned at least 85% of the outstanding voting stock upon consummation of the Acquisition; or

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the business combination is approved by the Board, and by a 2/3 majority vote of the other stockholders in a meeting.

Generally, a “business combination” includes any merger, consolidation, asset or stock sale, or certain other transactions resulting in a financial benefit to the Interested Stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock.
Under certain circumstances, declining to opt out of Section 203 of the DGCL makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with Solid Power for a three-year period. This may encourage companies interested in acquiring us to negotiate in advance with the Board because the stockholder approval requirement would be avoided if the Board approves the Acquisition which results in the stockholder becoming an Interested Stockholder. This may also have the effect of preventing changes in the Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.
Classified Board of Directors
The Second A&R Charter provides that the Board is divided into three classes, designated Class I, Class II, and Class III. The term of the Class I directors will terminate on the date of the 2028 annual meeting of stockholders, the term of the Class II directors will terminate on the date of the 2026 annual meeting of stockholders, and the term of the initial Class III directors will terminate on the date of the 2027 annual meeting of stockholders. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting will be elected for a three-year term.
Removal of Directors
The Second A&R Charter provides that stockholders may only remove a director for cause and only by the affirmative vote of at least a majority of the voting power of the issued and outstanding capital stock of Solid Power entitled to vote in the election of directors.

Board of Directors Vacancies
The Second A&R Charter and Bylaws authorize only a majority of the remaining members of the Board, although less than a quorum, or a sole remaining director, to fill vacant directorships, including newly created seats. In addition, subject to the rights of holders of any series of preferred stock, the number of directors constituting the Board may only be set by a resolution of the Board. These provisions would prevent a stockholder from increasing the size of the Board and then gaining control of the Board by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of the Board and promotes continuity of management.
Written Consent by Stockholders
Under the Second A&R Charter, subject to the rights of holders of any series of preferred stock, any action required or permitted to be taken by our stockholders is required to be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing by such stockholders.
Special Meeting of Stockholders
Under the Second A&R Charter, subject to the terms of any series of preferred stock, special meetings of our stockholders may be called only by the Chairperson of the Board, the Chief Executive Officer, the President, or the Board acting pursuant to a resolution adopted by a majority of the total number of authorized directorships whether or not there exist any vacancies or other unfilled seats in previously authorized directorships, but a special meeting may not be called by any other person or persons and any power of stockholders to call a special meeting of stockholders is specifically denied. Only such business shall be considered at a special meeting of stockholders as shall have been stated in the notice for such meeting.
Advance Notice Requirements for Stockholder Proposals and Director Nominations
Under the Second A&R Charter, advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of our stockholders shall be given in the manner and to the extent provided in our Bylaws.
No Cumulative Voting
The DGCL provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. The Second A&R Charter does not provide for cumulative voting and provides that no stockholder is permitted to cumulate votes at any election of directors.
Amendment of Second A&R Charter Provisions
Any amendment of certain provisions in the Second A&R Charter requires approval by holders of at least 66 2∕3% of the voting power of the then outstanding voting securities entitled to vote thereon, voting together as a single class. These provisions include, among others, provisions related to the Board composition, board removal rights, cumulative voting rights, and provisions related to stockholder action and advance notice, in each case as summarized above.
Authorized but Unissued Capital Stock
Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which apply if and so long as our common stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital, or to facilitate acquisitions.
One of the effects of the existence of unissued and unreserved common stock may be to enable the Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest, or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.
Dissenters’ Rights of Appraisal and Payment
Under the DGCL, with certain exceptions, our stockholders have appraisal rights in connection with a merger or consolidation of Solid Power. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.
Stockholders’ Derivative Actions
Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our securities at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.
Exclusive Forum
Unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court in Delaware or the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of Solid Power, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, stockholder, officer, or other employee of Solid Power to Solid Power or Solid Power’s stockholders, (iii) any action arising pursuant to any provision of the DGCL or the Second A&R Charter or the Bylaws (as either may be amended from time to time) or (iv) any action asserting a claim governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which such court determines that there is an indispensable party not subject to the jurisdiction of such court (and the indispensable party does not consent to the personal jurisdiction of such court within 10 days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than such court or for which such court does not have subject matter jurisdiction.
Unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, against any person in connection with any offering of our securities, including, without limitation and for the avoidance of doubt, any auditor, underwriter, expert, control person, or other defendant.
Limitations on Liability and Indemnification of Directors and Officers
The Second A&R Charter limits our directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:
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for any transaction from which the director derives an improper personal benefit;

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for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

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for any unlawful payment of dividends or redemption of shares; or

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for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. The DGCL and our Bylaws provide that we will, in certain situations, indemnify our directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment, or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.
In addition, we have entered into separate indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or any other company or enterprise to which the person provides services at our request, which rights are in addition to the indemnification provided for in the Second A&R Charter and the Bylaws.
We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers.
The limitation of liability and indemnification provisions in the Second A&R Charter and the Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and/or our stockholders. A stockholder’s investment may decline in value to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Transfer Agent and Registrar
The transfer agent for our common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents, and each of its stockholders, directors, officers, and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct, or bad faith of the indemnified person or entity.
Listing
Our common stock and warrants are listed on Nasdaq under the symbols “SLDP” and “SLDPW,” respectively.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase shares of our common stock. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities.
The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms may include some or all of the following:
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the title of such warrants;

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the identity of the bank or trust company to be appointed to serve as warrant agent for the offered warrants, if any;

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the aggregate number of such warrants;

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the price or prices at which such warrants will be issued;

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the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

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the number of shares of our common stock issuable upon exercise of such warrants;

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the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of such warrants may be purchased;

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the date on which the right to exercise such warrants shall commence and the date on which such right will expire;

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whether the warrants are to be sold separately or with other securities as parts of units;

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the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

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the antidilution provisions, and other provisions for changes to or adjustment in the exercise price, of the warrants, if any;

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any redemption or call provisions;

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whether such warrants will be issued in registered form or bearer form;

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if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

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if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

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if applicable, the date on and after which such warrants and the related securities will be separately transferable;

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information with respect to book-entry procedures, if any; and

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any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC.

PLAN OF DISTRIBUTION
We may offer and sell the securities being offered hereby in one or more of the following ways from time to time:
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to underwriters or dealers for resale to the public or to institutional investors;

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directly to institutional investors;

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directly to a limited number of purchasers or to a single purchaser;

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through agents to the public or to institutional investors; or

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through a combination of any of these methods of sale.

The prospectus supplement with respect to the securities will state the terms of the offering of the securities, including:
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the offering terms, including the name or names of any underwriters, dealers, or agents;

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the purchase price of the securities and the net proceeds to be received by us from the sale;

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any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

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any public offering price; and

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any discounts or concessions allowed or reallowed or paid to dealers.

If we use underwriters or dealers in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:
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privately negotiated transactions;

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at a fixed public offering price or prices, which may be changed;

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in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act;

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at prices related to prevailing market prices; or

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at negotiated prices.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If underwriters are used in the sale of any securities, the securities may be offered either to the public through underwriting syndicates represented by managing underwriters or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.
We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If indicated in the applicable prospectus supplement, these third parties may sell securities covered by this prospectus and the applicable prospectus supplement in connection with those derivatives, including in short sale transactions. In that case, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities and may use securities received from us in settlement of those derivatives to close out any related open borrowings of common stock. The third party in such sale transactions will be an underwriter identified in the applicable prospectus supplement or a post-effective amendment to this registration statement.
We may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We may authorize underwriters, dealers, or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we pay for solicitation of these delayed delivery contracts. In compliance with guidelines of the Financial Industry Regulatory Authority (“FINRA”), the maximum consideration or discount to be received by any FINRA member or independent broker or dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.
One or more remarketing firms may purchase then offer and sell the securities, acting as principals for their own accounts or as agents for us, in connection with a remarketing in accordance with their terms or otherwise. The applicable prospectus supplement will name the remarketing firm and describe the terms of its agreement, if any, with us and its compensation.
Agents, underwriters, and other third parties described above may be entitled to indemnification by us against certain civil liabilities under the Securities Act or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters, and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.
Any common stock sold will be listed on the Nasdaq Global Select Market upon official notice of issuance. The securities other than common stock may or may not be listed on a national securities exchange, and no assurance can be given that there will be a secondary market for any such securities or liquidity in the secondary market if one develops. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.
There can be no assurance that we will sell any or all of the securities offered by this prospectus and any prospectus supplement.

LEGAL MATTERS
The validity of the securities to be offered will be passed upon for us by Polsinelli PC, Park City, Utah. Any underwriters will also be advised about legal matters by their own counsel, which will be named in the prospectus supplement.
EXPERTS
Ernst & Young LLP, predecessor independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
The registration statement of which this prospectus and any applicable prospectus supplement forms a part, including the attached exhibits and schedules, contains additional relevant information about us and our securities. The rules and regulations of the SEC allow us to omit from this prospectus and any applicable prospectus supplement certain information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Statements in this prospectus and any applicable prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.
We are subject to the informational reporting requirements of the Exchange Act. We file reports, proxy statements, and other information with the SEC under the Exchange Act. Our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov. These reports and other information we file with or furnish to the SEC are available free of charge at https://www.solidpowerbattery.com/investor-relations/financials/sec-filings as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. Our website address is https://www.solidpowerbattery.com. The information on, or that can be accessed through, our website is not part of this prospectus or any applicable prospectus supplement. Although our executive officers may also use certain social media channels, we do not use our executive officers’ social media channels to disclose information about Solid Power or our products.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus or any applicable prospectus supplement is considered to be part of this prospectus and any prospectus supplement. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus and any applicable prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus, any prospectus supplement, or any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC (File No. 001-40284) under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed):
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Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 28, 2025, including applicable portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 10, 2025 incorporated by reference in our Annual Report on Form 10-K;

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our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 7, 2025, Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on August 7, 2025 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, filed with the SEC on November 5, 2025;

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our Current Reports on Form 8-K, filed with the SEC on January 13, 2025, January 24, 2025, March 12, 2025, May 22, 2025, May 30, 2025, September 5, 2025, October 30, 2025 and November 21, 2025; and

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the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on March 23, 2021 (File No. 001-40284), as updated by Exhibit 4.6 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including any amendments or reports filed for the purpose of updating such description.

You may request a free copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference in that filing) by writing or telephoning us as follows:
Solid Power, Inc.
Attention: Corporate Secretary
486 S. Pierce Ave., Suite E
Louisville, CO 80027
(303) 219-0720

17,000,000 shares of common stock
Pre-funded warrants to purchase up to 5,807,018 shares of
common stock
Common warrants to purchase up to 45,614,036 shares of
common stock

PROSPECTUS

J.P. Morgan	A.G.P.

January 28, 2026